UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	September 16, 2005

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1245 Q Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        On September 16, 2005, National Research Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Geriatric Health Systems, LLC (“GHS”) and its two members, Health Services Benefit Administrators, Inc. and Peter Yedidia, pursuant to which the Company acquired, on September 16, 2005, substantially all of the assets and business of GHS. At the closing of the acquisition, the Company paid GHS $3,500,000, subject to certain post-closing adjustments, and put an additional $500,000 in an escrow account, which amount will be released and paid to GHS in nine months, subject to certain claims thereto by the Company during that period.

        The Company financed the acquisition by using available cash.

        The Purchase Agreement and the press release issued in connection therewith are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summary of the material provisions of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement filed as an exhibit hereto.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(2.1)	Asset Purchase Agreement, dated as of September 16, 2005, among National Research Corporation, Geriatric Health Systems, LLC, Health Services Benefit Administrators, Inc. and Peter Yedidia [Schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.]

(99.1)	Press Release of National Research Corporation, dated September 19, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RESEARCH CORPORATION
Date: September 21, 2005	By: /s/ Michael D. Hays
Michael D. Hays
Chief Executive Officer

NATIONAL RESEARCH CORPORATION

EXHIBIT INDEX TO FORM 8-K
Report Dated September 16, 2005

Exhibit No.

(2.1)	Asset Purchase Agreement, dated as of September 16, 2005, among National Research Corporation, Geriatric Health Systems, LLC, Health Services Benefit Administrators, Inc. and Peter Yedidia [Schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.]

(99.1)	Press Release of National Research Corporation, dated September 19, 2005